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                                Eaton Corporation
                         2004 Annual Report on Form 10-K
                                   Item 15(c)
                                  Exhibit 10(x)

                                EATON CORPORATION
                     DEFERRED INCENTIVE COMPENSATION PLAN II

I.   PURPOSE
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     The purpose of the Deferred Incentive Compensation Plan II is to promote the greater success of Eaton Corporation and its subsidiaries by providing a means to defer Incentive Compensation for key employees whose level and nature of position enable them to affect significantly the profitability, competitiveness and growth of Eaton.

II.  CONCEPT
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     The Plan is based on the concept that the deferral of Incentive
     Compensation for later payment to a Participant, including the later payment during Retirement, will provide a benefit to each Participant and an incentive to improve the profitability, competitiveness and growth of Eaton.

III. DEFINITIONS
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     Unless otherwise required by the context, the terms used herein shall have the meanings as set forth below:

     ACCOUNT: The account established by Eaton for each Participant to which may be credited his or her Deferred Incentive Compensation, Dividend Equivalents, and Treasury Bill Interest Equivalents.

     BENEFICIARY: The person or entity (including a trust or the estate of the Participant) designated in a written document executed by the Participant and delivered to the Committee. If at the time when any unpaid balance of Deferred Incentive Compensation shall be or become due at or after the death of a Participant, there shall not be any living person or any entity in existence so designated, the term "Beneficiary" shall mean the Participant's estate.

     BOARD: The Board of Directors of Eaton.

     BOARD COMMITTEE: The Compensation and Organization Committee of the Board of Directors of Eaton.
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     CAUSE: For the purposes of the Plan, Eaton shall have "Cause" to terminate the Participant's employment hereunder upon (i) the willful and continued failure by the Participant to substantially perform the Participant's duties with Eaton (other than any such failure resulting from the Participant's incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant's duties, or (ii) the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to Eaton. For purposes of this definition, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of Eaton. Notwithstanding the foregoing, the Participant's employment shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant was guilty of conduct set forth above in clauses (i) or (ii) of this definition and specifying the particulars thereof in detail.

     CHANGE IN CONTROL OF EATON: For purposes of the Plan, a "Change in Control of Eaton" shall be determined in accordance the provisions of Section 409A of the Code and Treasury Regulations and published guidance issued pursuant thereto.

     CODE: Internal Revenue Code of 1986, as it may be amended from time to time.

     COMMITTEE: The Corporate Compensation Committee of Eaton.

     CONTINGENT SHARE UNITS: Units credited to a Participant's Account which are equivalent in value to the market value of Eaton Common Shares.

     DEFERRED INCENTIVE COMPENSATION: That portion of Incentive Compensation which has been deferred pursuant to the Plan and any Dividend Equivalents, Treasury Bill Interest Equivalents, and Contingent Share Units which are attributable thereto.

     DEFERRED INCENTIVE COMPENSATION AGREEMENT: The written agreement between Eaton and a Participant pursuant to which Incentive Compensation is deferred under the Plan.
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     DISABILITY: If, as a result of the Participant's incapacity due to physical or mental illness, the Participant shall have been absent from the Participant's duties with Eaton on a full-time basis for 180 consecutive business days and within thirty (30) days after written Notice of Termination the Participant shall not have returned to the full-time performance of the Participant's duties, any termination of the Participant's employment by Eaton shall be for "Disability."

     DIVIDEND EQUIVALENT: An amount equal to the per share dividends paid on Eaton Common Shares.

     EATON: Eaton Corporation, an Ohio corporation, and its subsidiaries and successors and assigns.

     EATON COMMON SHARES: The common shares of Eaton.

     EXECUTIVE INCENTIVE COMPENSATION PLAN: An incentive compensation plan approved (a) by the Board for participation in the Plan and whose participants are designated by the Board Committee on an annual basis or
     (b) by the Committee.

     FUNDED AMOUNT: With respect to the Account of any Participant, the value of any assets which have been placed in a grantor trust established by the Company to pay benefits with respect to that Plan Account, as determined at the time initial payments are to be made pursuant to the selections made by the Participants in accordance with Section 9.02.

     GOOD REASON: For purposes of this Plan, any Termination of Employment by a Participant under the following circumstances shall be for "Good Reason":

     (i) without the Participant's express written consent, the assignment to the Participant of any duties inconsistent with the Participant's positions, duties, responsibilities and status with Eaton immediately prior to a Change in Control of Eaton, or a change in the Participant's reporting responsibilities, titles or offices as in effect immediately prior to a Change in Control of Eaton, or any removal of the Participant from or any failure to re-elect the Participant to any of such positions, except in connection with the termination of the Participant's employment for Cause, Disability or as a result of the Participant's death;

     (ii) a reduction by Eaton in the Participant's base salary as in effect immediately prior to the Change in Control of Eaton or as the same may be increased from time to time; or the failure by Eaton to increase such base salary each year after a Change in Control of Eaton by an amount which at least equals, on a percentage basis, the average annual percentage merit increase in the Participant's base salary during the five (5) full calendar years immediately preceding a Change in Control of Eaton;
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     (iii) a failure by Eaton to continue the Participant's participation in
           Eaton's Executive Incentive Compensation Plan (the "I.C. Plan"), Deferred Incentive Compensation Plan II (the "Deferred I.C. Plan"), Limited Eaton Service Supplemental Retirement Income Plan II (the "Limited Service Plan"), the Executive Strategic Incentive Plan (the "ESIP Plan") and the Supplemental Benefit Plan II established by the Board as a result of the limitations on pension benefits imposed by
           Section 415 of the Internal Revenue Code (the "Supplemental Plan"), as each plan may be modified from time to time but substantially in the form presently in effect, on at least the basis as in effect immediately prior to the Change in Control of Eaton or to pay the Participant any amounts earned under such plans in accordance with the terms of such plans.

     (iv) the relocation of Eaton's principal executive offices to a location outside Cuyahoga County, Ohio or any county adjoining Cuyahoga County, Ohio, or Eaton's requiring the Participant to be based anywhere other than Eaton's principal executive offices or the location where the Participant is based immediately prior to the Change in Control of Eaton except for required travel on Eaton's business to an extent substantially consistent with the Participant's business travel obligations in effect immediately prior to the Change in Control of Eaton, or, in the event the Participant consents to any such relocation of Eaton's principal executive offices, the failure by Eaton to pay (or reimburse the Participant for) all reasonable moving expenses incurred by the Participant relating to a change of the Participant's principal residence in connection with such relocation and to indemnify the Participant against any loss (defined as the difference between the actual sale price of such residence and the higher of (a) the Participant's aggregate investment in such residence or (b) the fair market value of such residence as determined by any real estate appraiser designated by the Participant and reasonably satisfactory to Eaton) realized in the sale of the Participant's principal residence in connection with any such change of residence;

     (v) the failure by Eaton to continue to effect any benefit or compensation plan (including but not limited to the plans described under paragraph (iii) above), pension plan, life insurance plan, health and accident plan or disability plan in which the Participant is participating at the time of a Change in Control of Eaton (or plans providing the Participant with substantially similar benefits), the taking of any action by Eaton which would adversely affect the Participant's participation in or materially reduce the Participant's benefits under any of such plans or deprive the Participant of any material fringe or personal benefit enjoyed by the Participant at the time of the Change in Control of Eaton, or the failure by Eaton to provide the Participant with the number of paid vacation days to which the Participant is then entitled on the basis of years of service with Eaton in accordance with Eaton's normal vacation policy in effect immediately prior to the Change in Control of Eaton;
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     (vi)  the failure of Eaton to obtain the assumption of this Plan by any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets of Eaton, by agreement in form and substance satisfactory to the Participant, to expressly assume this Plan and the obligations of Eaton hereunder; or

     (vii) any purported termination of the Participant's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of a Notice of Termination as herein defined (and, if applicable, the definition of "Cause" as herein defined); and for purposes of this Plan, no such purported termination shall be effective.

     INCENTIVE COMPENSATION: The full amount of the annual Incentive Compensation awarded to a Participant under the Executive Incentive Compensation Plan.

     INCENTIVE YEAR: An incentive year as defined under the provisions of the Executive Incentive Compensation Plan.

     MEAN PRICE: The mean between the highest and lowest quoted selling price of an Eaton Common Share on the New York Stock Exchange List of Composite Transactions.

     NORMAL RETIREMENT DATE: The date a Participant attains age sixty-five (65).

     NOTICE OF TERMINATION: Any termination of the Participant's employment by Eaton for Cause or Disability or by the Participant for Good Reason shall be communicated by written Notice of Termination to the Participant or Eaton, respectively. For purposes of this Plan, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated.

     PARTICIPANT: An employee of Eaton in a key position receiving benefits under the Executive Incentive Compensation Plan and participating under the Plan.

     PERIODIC COMPENSATION: That portion of a Participant's Incentive Compensation which is deferred under the Plan for payment over a period not in excess of five (5) years.

     PERIODIC INSTALLMENTS: Equal annual payments over a period not to exceed 15 years, as elected by the Participant in accordance with the terms of the Plan. Periodic Installments are paid on or about March 15 of each year, except as otherwise provided herein.
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     PLAN: The Deferred Incentive Compensation Plan pursuant to which all or a portion of Incentive Compensation may be deferred for later payment to a Participant effective January 1, 2005, and adopted December 8, 2004.

     RETIREMENT: The Termination of Employment of a Participant (i) who is age fifty-five (55) or older and who has at least ten (10) years of service with Eaton; (ii) who is age sixty-five (65) or older; or (iii) who is age fifty (50) or older and who has at least ten (10) years of service with Eaton and whose employment is terminated by Eaton action.

     RETIREMENT COMPENSATION: That portion of Incentive Compensation deferred under the Plan for payment to a Participant upon his or her Retirement.

     TERMINATION AND CHANGE IN CONTROL: Shall mean the termination of the employment of a Participant for any reason whatsoever prior to a Change in Control, upon a subsequent Change in Control or termination of the employment of a Participant for any reason whatsoever during the three-year period immediately following a Change in Control.

     TERMINATION OF EMPLOYMENT: The time when a Participant shall no longer be employed by Eaton whether by reason of Retirement, death, voluntary resignation (with or without Good Reason), divestiture or closing of a business unit, plant or facility, discharge (with or without Cause), or such disability that, under the then current employment practices of Eaton, the employment of the Participant is deemed to have been terminated.

     TREASURY BILL INTEREST EQUIVALENT: A rate of interest equal to the quarterly average yield of 13-week U.S. Government Treasury Bills.

     TRUSTEE: Shall mean the trustee of any trust which holds assets for the payment of the benefits provided by the Plan.

IV.  ELECTION TO DEFER
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     Section 4.01.  With respect to Incentive Compensation for each Incentive
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     Year commencing in or after 2005, the Participant shall be given the opportunity to elect, by signing and delivering to the Committee a Deferred Incentive Compensation Agreement, the manner and extent to which the Participant's Incentive Compensation awarded in respect to such Incentive Year shall be deferred under the Plan and the allocation between Periodic Compensation and Retirement Compensation. At the time such election is made the Participant shall specify with respect to the deferral for such Incentive Year the time and form of payment for such amount as follows:
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     (a)  With respect to any amount allocated to Periodic Compensation, the
          Participant shall specify the year (subject to the provisions of Section 5.02) in which payment of such amount shall be made or commence in the form of Periodic Installments and the number of years, not to exceed five (5) over which payment shall be made.

     (b) With respect to any amount allocated to Retirement Compensation, the Participant shall specify whether such amount is to be distributed as a lump sum or in the form of Periodic Installments over a period of five (5), ten (10), or fifteen (15) years, subject, however, to the provisions of Section 4.06.

     Section 4.02.  Not less than 10% of Incentive Compensation awarded for any
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     Incentive Year may be deferred under the Plan.

     Section 4.03.  If a Participant elects to allocate a portion of Incentive
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     Compensation to both Periodic Compensation and Retirement Compensation, the amount allocated to each form of Compensation shall be not less than 10% of the Incentive Compensation awarded for any Incentive Year.

     Section 4.04.  To be in effect for an Incentive Year, a Participant's
     ------------
     election pursuant to Section 4.01 must be completed on or before December 31 of the immediately preceding Incentive Year. Moreover, in the case of the first year in which a Participant becomes eligible to participate in the Plan, such election shall be made with respect to services performed subsequent to the election within thirty (30) days after the date the Participant becomes eligible to participate in the Plan.

     Section 4.05.  Once a Participant has made an effective election under
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     Section 4.01 with respect to the deferral and allocation of his or her
     Incentive Compensation, he or she may not thereafter change that election other than as provided in Section 4.06 or change the allocation between Periodic Compensation and Retirement Compensation.

     Section 4.06.  A Participant who has made an effective election under
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     Section 4.01 with respect to deferral of Retirement Compensation for payment in a lump sum following Retirement may make a subsequent election to delay payment or commencement of payment of such amount for a period of five (5) years from the date such payment would otherwise have been made or change the form of a payment in accordance with the following provisions, subject to such administrative rules and procedures as may be established by the Committee:

     (a) the subsequent election shall not take effect until 12 months after the date on which it is made; and

     (b) payment in the form of Periodic Installments over a period of five years may be elected.
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V.   PERIODIC COMPENSATION
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     Section 5.01.  There shall be computed and credited quarterly to the
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     Participant's Account Treasury Bill Interest Equivalents on all unpaid
     Periodic Compensation.

     Section 5.02.  Commencing on or about March 15 of the year elected by the
     ------------
     Participant (but not earlier than the second year following the Incentive Year for which the Periodic Compensation was credited to the Participant), the Periodic Compensation shall be paid to the Participant in not more than five (5) equal annual installments, as elected by the Participant; and, with each such installment, there shall be paid to the Participant all Treasury Bill Interest Equivalents credited to the Participant and then unpaid.

     Section 5.03.  Upon Termination of Employment, any unpaid Periodic
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     Compensation and any unpaid Treasury Bill Interest Equivalents credited thereon shall be paid to the Participant, or his or her Beneficiary, as the case may be, in a lump sum payment as soon as practicable.

VI.  RETIREMENT COMPENSATION
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     Section 6.01.  The amount of Deferred Incentive Compensation allocated to
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     Retirement Compensation shall correspond with the portion of the Incentive
     Compensation award elected by the Participant pursuant to Section 4.01. Amounts allocated as Retirement Compensation shall be converted into a number of Contingent Share Units on such date or dates as shall correspond with the determination and transfer of Incentive Compensation (it being understood that such transfer will be the payment date of such Incentive Compensation). The amounts allocated as Retirement Compensation shall be converted into a number of Contingent Share Units based upon the average of the Mean Prices for Eaton Common Shares for the twenty trading days of the New York Stock Exchange during which Eaton Common Shares were traded immediately following the end of the Incentive Year in which the Incentive Compensation so allocated was earned.

     Section 6.02.  On each dividend payment date for Eaton Common Shares,
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     Dividend Equivalents shall be credited to the Participant's Account with respect to all Contingent Share Units then credited to such Account and shall be converted into an appropriate number of Contingent Share Units utilizing the procedures set forth in Section 6.01 but at the Mean Price on said dividend payment date.

     Section 6.03.  In determining the number of Contingent Share Units to be
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     credited to a Participant, whether by reason of the conversion of
     Retirement Compensation to Contingent Share Units or by reason of the conversion of Dividend Equivalents to Contingent Share Units, such number may be expressed in fractions of a Contingent Share Unit computed to the nearest tenth. The number of Contingent Share Units credited to a Participant shall be appropriately adjusted to reflect any change in the capitalization of Eaton resulting from a stock dividend, stock split, reorganization,
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     merger, consolidation, recapitalization, combination, exchange of shares or any other similar events.

     Section 6.04.  Upon Retirement or other Termination of Employment of the
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     Participant or upon any other distribution of Retirement Compensation, (x)
     all Contingent Share Units standing to his or her credit shall be converted to an equal number of Eaton Common Shares and (y) his or her account shall be credited with an additional amount equal to the amount, if any, by which the amount determined under Subsection 6.04(a) exceeds the greater of the amounts determined under Subsections 6.04(b) and (c):

     (a) the total of all Incentive Compensation allocated to Retirement Compensation, as determined prior to conversion to Contingent Share Units pursuant to Section 6.01 hereof, and Treasury Bill Interest Equivalents, compounded quarterly, in respect to such Incentive Compensation for the period from the date of allocation to the date of such Retirement or other Termination of Employment or distribution, as the case may be.

     (b) the product of the average of the Mean Prices for an Eaton Common Share for the twenty (20) trading days of the New York Stock Exchange during which Eaton Common Shares were traded immediately preceding the date of Retirement or other Termination of Employment or distribution multiplied by the number of Contingent Share Units then credited to the Participant's Account.

     (c) if a Change in Control of Eaton shall have occurred at any time within the period of thirty-six (36) months immediately preceding the Participant's Retirement or other Termination of Employment or other distribution, the product of the highest of the following:

          (i) the highest price paid for an Eaton Common Share in any tender offer in connection with the Change in Control of Eaton;

          (ii) the price received for an Eaton Common Share in any merger, consolidation or similar event in connection with the Change in Control of Eaton; or

          (iii) the highest price paid for an Eaton Common Share as reported in any Schedule 13D within the sixty (60) day period immediately preceding the Change in Control of Eaton;

          multiplied by the number of Contingent Share Units credited to the Participant's Account at the time of his or her Retirement or other Termination of Employment or distribution.
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     The additional amount, if any, so determined shall not be converted to
     Eaton Common Shares but shall be credited to the Participant's Account on the date of such determination and held for later distribution as set forth in Section 6.05.

     Section 6.05.  Upon Retirement or other Termination of Employment of a
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     Participant or upon any other distribution of Retirement Compensation, and after the conversion of Contingent Share Units to Eaton Common Shares and the calculation of the additional amount, if any, to be credited to the Participant's Account as set forth in Section 6.04, distribution of such Eaton Common Shares and the additional amount (distributable in cash), if any, for each Incentive Year shall be made or commence. Upon Retirement distribution shall be made in accordance with the election made by the Participant under the terms of the Plan with respect to method of payment, with distribution made or commencing on or about March 15 of the year following the date of such Retirement, subject to the provisions of Section 9.03, provided that in the event the Participant has made no election for an Incentive Year, such amount relating to such Incentive Year shall be payable in a single sum payment, and provided, further, that in the event of the Participant's death prior to distribution of his or her entire Account, the remaining amount shall be distributed to the Participant's beneficiary in a single sum payment as soon as practicable following the date of death. In the event of a Participant's Termination of Employment other than Retirement, such amount shall be paid in a single sum payment as soon as practicable following the date of such Termination of Employment, subject to the provisions of Section 9.03.

     Section 6.06.  There shall be computed on a quarterly basis and credited to
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     the Participant's Account Dividend Equivalents on the unpaid amount of
     Retirement Compensation determined pursuant to Section 6.04 until such Retirement Compensation is paid by Eaton. All credited Dividend Equivalents shall be converted to Eaton Common Shares using the method set forth in
     Section 6.04 but based on a date which is as near to the distribution date as is administratively practical. There shall be computed and credited quarterly to the Participant's Account Treasury Bill Interest Equivalents on all unpaid additional amounts credited pursuant to Section 6.04.

     Section 6.07.  The Eaton Common Shares credited to the Participant's
     -------------
     Account in accordance with Section 6.04 (as well as any additional amount credited to the Participant's Account) shall be distributed to the Participant or his Beneficiary, as the case may be, in accordance with the schedule for distribution determined under Section 6.05, and with each Periodic Installment, if any, there shall be paid all Dividend Equivalents and Treasury Bill Interest Equivalents credited to the Participant and then unpaid.

VII. AMENDMENT AND TERMINATION
     -------------------------

     Section 7.01.  Eaton fully expects to continue the Plan but it reserves the
     -------------
     right, at any time or from time to time, by action of the Board Committee, to modify or amend the

     Plan, in whole or in part, or to terminate the Plan, in whole or in part, at any time and for any reason, including, but not limited to, adverse changes in the federal tax laws.

     Section 7.02.  The Plan is intended to provide for the deferral of
     -------------
     compensation in accordance with the provisions of Section 409A of the Code and Treasury Regulations and published guidance issued pursuant thereto. Accordingly, the Plan shall be construed in a manner consistent with those provisions and may at any time be amended in the manner and to the extent determined necessary or desirable by Eaton to reflect or otherwise facilitate compliance with such provisions with respect to amounts deferred on and after January 1, 2005, including as contemplated by Section 855(f) of the American Jobs Creation Act of 2004. Moreover, to the extent permitted in guidance issued by the Secretary of the Treasury and in accordance with procedures established by the Committee, a Participant may be permitted to terminate participation in the Plan or cancel an outstanding deferral election with regard to amounts deferred after December 31, 2004. Notwithstanding any provision of the Plan to the contrary, no otherwise permissible election or distribution shall be made or given effect under the Plan that would result in taxation of any amount under Section 409A of the Code.

VIII. ADMINISTRATION
      --------------

     Section 8.01.  The Plan shall be administered by the Committee in
     -------------
     accordance with rules of general application for the administration of the Plan as the Committee may, from time to time, adopt. The Committee shall interpret the provisions of the Plan where necessary and may adopt procedures for the administration of the Plan which are consistent with the provisions of the Plan and the rules adopted by the Committee.

     Section 8.02.  Each Participant or Beneficiary must claim any benefit to
     -------------
     which he or she may be entitled under the Plan by a written notification to the Committee. If a claim is denied, it must be denied within a reasonable period of time in a written notice stating the specific reasons for the denial.

     The claimant may have a review of the denial by the Committee by filing a written notice with the Committee within sixty (60) days after the notice of the denial of his or her claim.

     The written decision by the Committee with respect to the review must be given within one hundred and twenty (120) days after receipt of the written request.

IX.  PAYMENTS TO PARTICIPANTS
     ------------------------

     Section 9.01.
     -------------
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     Notwithstanding anything herein to the contrary other than Section 9.03, upon the occurrence of a Termination and Change in Control, the Participants shall be entitled to receive from the Company the payments as provided in Section 9.02.

     Section 9.02.
     -------------

     No later than the date a Participant makes an initial election under the Plan, a Participant shall select one of the payment alternatives set forth below with respect to that portion of the Participant's Plan Account equal to the full amount of the Account minus the Funded Amount, and with respect to that portion of the Account equal to the Funded Amount. The payment alternatives selected with respect to the two portions of the Account need not be the same. The payment alternatives are as follows:

     (a) a lump sum payment within 30 days following the Termination and Change in Control;

     (b) payment in monthly, quarterly, semiannual or annual payments, over a period not to exceed fifteen years, as selected by the Participant at the time provided in the first paragraph of this Section 9.02, commencing within 30 days following the Termination and Change in Control, which are substantially equal in amount or in the number of share units being valued and paid, except that earnings attributable to periods following Termination and Change in Control shall be included with each payment.

     Payment shall be made to each such Participant in accordance with his or her selected alternative as provided in this Section 9.02.

     Section 9.03.  Notwithstanding any provision of the Plan to the contrary,
     -------------
     Compensation deferred under the Plan shall not be distributed earlier than:

     (a) separation from service as determined by the Secretary of the Treasury (except as provided below with respect to a key employee of Eaton);

     (b) the date the Participant becomes disabled (within the meaning of Section 409A(a)(2)(C) of the Code);

     (c)  death of the Participant;

     (d) a specified time (or pursuant to a fixed schedule) specified under the Plan at the date of the deferral of such Compensation;

     (e) to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of Eaton, or in the ownership of a substantial portion of the assets of Eaton; or

     (f) the occurrence of an unforeseeable emergency as defined in Section 409A(a)(2)(B)(ii) of the Code.

     In the case of any key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of Eaton, distributions may not be made before the date which is six months after the date of separation from service (or, if earlier, the date of death of the Participant).

X.   MISCELLANEOUS
     -------------

     Section 10.01.  Each Participant shall have the right, by written
     --------------
     instruction to the Committee, on a form supplied by the Committee, to designate one or more primary and contingent beneficiaries (and the proportion to be paid to each, if more than one is designated) to receive his or her Deferred Incentive Compensation upon his or her death. Any such designation shall be revocable by the Participant.

     Section 10.02.  The Committee may, in its sole discretion, change the
     --------------
     amount of the Periodic Installments or the number of years over which the Periodic Installments are to be paid or permit the payment of any Deferred Incentive Compensation at any date or dates which may be earlier than the payment date or dates provided under the Plan only to the extent Treasury Regulations permit the exercise of such discretion as permissible within the restrictions of Section 409A of the Code.

     Section 10.03.  All payments under the Plan shall be subject to such taxes
     --------------
     (federal, state or local) as may be due thereon and the determination by the Committee as to withholding with respect thereto shall be binding upon the Participant and his or her Beneficiary.

     Section 10.04.  If any Participant under the Plan is a member of the
     --------------
     Committee, he or she shall not participate as a member of the Committee in any determination under the Plan relating to his or her Deferred Incentive Compensation.

     Section 10.05.  All action of the Committee hereunder may be taken with or
     --------------
     without a meeting. If taken without a meeting, the action shall be in writing and signed by a majority of the members of the Committee and if taken with a meeting, a majority of the Committee shall constitute a quorum for any such action.

     Section 10.06.  Subject to any federal statute to the contrary, no right or
     --------------
     benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under the Plan shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits. If the Participant or Beneficiary shall become bankrupt, or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Company, cease and terminate, and in such event, the Company may hold or apply the same or any part thereof for the benefit of the Participant or his or her spouse, children, or other dependents, or any of them, in such manner and in such amounts and proportions as the Company may deem proper.

     Section 10.07.  The obligations of Eaton to make payments hereunder shall
     --------------
     constitute a liability of Eaton to the Participant. Eaton may, but shall not be required to, establish or maintain any special or separate fund, or purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payments shall be made.

     Section 10.08.  The Plan shall not be deemed to constitute a contract of
     --------------
     employment between Eaton and a Participant. Neither shall the execution of the Plan nor any action taken by Eaton pursuant to this Plan be held or construed to confer on a Participant any legal right to be continued as an employee of Eaton, in an executive position or in any other capacity with Eaton whatsoever.

     Section 10.09.  Obligations incurred by Eaton pursuant to the Plan shall be
     --------------
     binding upon and inure to the benefit of Eaton, its successors and assigns, and the Participant or his or her Beneficiary.

     Section 10.10.  The Plan shall be construed and governed in accordance with
     --------------
     the law of the State of Ohio.

     Section 10.11.  The masculine gender, where appearing in the Plan, shall be
     --------------
     deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.

     Section 10.12.  All headings used in the Plan are for convenience of
     --------------
     reference only and are not part of the substance of the Plan.

                              APPROVAL AND ADOPTION
                              ---------------------

The Eaton Corporation Deferred Incentive Compensation Plan II, in the form attached hereto, is hereby approved and adopted.


/s/ Susan J. Cook                                        Date: December 10, 2004
-------------------------------------
Name

Vice President- Human Resource
-------------------------------------
Title

/s/ Earl R. Franklin
-------------------------------------
Name
Title Vice President andSecretary